EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the common stock of Upstream Bio, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Dated:  October 29, 2026

Decheng Capital Global Life Sciences Fund IV, L.P.

By:

Decheng Capital Management IV (Cayman), LLC

Its:

 General Partner

By:

/s/ Xiangmin Cui

Name:  Xiangmin Cui

Title:  Manager

Decheng Capital Management IV (Cayman), LLC

By:

/s/ Xiangmin Cui

Name:  Xiangmin Cui

Title:  Manager

Xiangmin Cui

/s/ Xiangmin Cui